Exhibit 99.1

ARCA biopharma Announces 1-for-12 Reverse Stock Split in Connection with the Proposed Merger with Oruka Therapeutics

Westminster, CO, August 23, 2024 – ARCA biopharma, Inc. (NASDAQ: ABIO) (“ARCA”) today announced that its Board of Directors (the “Board”) has approved a reverse stock split of ARCA’s common stock at a ratio of 1-for-12. ARCA’s common stock is expected to begin trading on a post-reverse stock split basis on The Nasdaq Global Market on September 3, 2024, under the new name Oruka Therapeutics, Inc. and under the new symbol “ORKA” following the anticipated closing of the merger with Oruka Therapeutics, Inc. (the “Merger”), with a new CUSIP number 687604108 and ISIN number US6876041087.

The reverse stock split was approved by ARCA’s stockholders at ARCA’s special meeting of stockholders held on August 22, 2024 (the “Special Meeting”), to be effected in the Board’s discretion of not less than 1-for-6 and not more than 1-for-12. The final reverse stock split ratio of 1-for-12 was approved by the Board on August 22, 2024.

The reverse stock split is expected to reduce the number of ARCA’s outstanding common stock from approximately 14,507,143 shares to approximately 1,208,928 shares. The number of shares of ARCA’s authorized common stock will not be affected by the reverse stock split, but at the Special Meeting, ARCA’s stockholders approved an increase in the number of shares of ARCA’s authorized common stock from 100,000,000 shares to 545,000,000 shares in connection with the anticipated closing of the Merger. No fractional shares will be issued if, as a result of the reverse stock split, a stockholder would otherwise become entitled to a fractional share because the number of shares of ARCA common stock they hold before the reverse stock split is not evenly divisible by the split ratio. Instead, each stockholder will be entitled to receive a cash payment in lieu of such fractional share. The cash payment to be paid will be equal to the fraction of a share to which such stockholder would otherwise be entitled multiplied by the closing price per share as reported by The Nasdaq Stock Market LLC on September 3, 2024.

As a result of the reverse stock split, proportionate adjustments will made to the exercise prices and number of shares of ARCA’s common stock underlying ARCA’s outstanding equity and warrant awards, and will become effective as of and contingent on the completion of the Merger, and to the number of shares of common stock issuable or will be issuable upon conversion of ARCA’s convertible preferred stock, including ARCA’s Series B non-voting convertible preferred stock to be issued in connection with the Merger. There will be no change to the par value per share.

Following the closing of the Merger, the combined company’s total issued and outstanding common stock is expected to be approximately 29,490,443 shares, and there are expected to be 5,430,360 shares of common stock underlying pre-funded warrants and 11,428,166 shares of common stock underlying ARCA’s Series B non-voting convertible preferred stock, representing a total of 46,348,969 common-stock equivalents (not including outstanding employee and director equity awards).

About ARCA biopharma

ARCA biopharma is dedicated to developing genetically and other targeted therapies for cardiovascular diseases through a precision medicine approach to drug development. For more information, please visit www.arcabio.com or follow the company on LinkedIn.

About Oruka Therapeutics

Oruka Therapeutics is developing novel biologics designed to set a new standard for the treatment of chronic skin diseases. Oruka’s mission is to offer patients suffering from chronic skin diseases like plaque psoriasis the greatest possible freedom from their condition by achieving high rates of complete disease clearance with dosing as infrequently as one or twice a year. Oruka is advancing a proprietary portfolio of potentially best-in-class antibodies that were engineered by Paragon Therapeutics and target the core mechanisms underlying plaque psoriasis and other dermatologic and inflammatory diseases. For more information, visit www.orukatx.com.

Forward-Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act) concerning ARCA, Oruka, the proposed transactions and other matters. These forward-looking statements include express or implied statements relating to the structure, timing and completion of the proposed Merger; the combined company’s listing on Nasdaq after closing of the proposed Merger; expectations regarding the ownership structure of the combined company; the expected executive officers and directors of the combined company; each company’s and the combined company’s expected cash position at the closing of the proposed Merger (including completion of Oruka’s private placement) and cash runway of the combined company; the expected contribution and payment of dividends in connection with the Merger, including the timing thereof; the future operations of the combined company; the nature, strategy and focus of the combined company; the development and commercial potential and potential benefits of any product candidates of the combined company; anticipated preclinical and clinical drug development activities and related timelines, including the expected timing for data and other clinical results; the combined company having sufficient resources to advance its pipeline candidates; and other statements that are not historical fact. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions (including the negatives of these terms or variations of them) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting ARCA, Oruka, including the pre-closing private financing, or the Merger will be those that have been anticipated.

The forward-looking statements contained in this communication are based on current expectations and beliefs concerning future developments and their potential effects and therefore subject to other risks and uncertainties. These risks and uncertainties include, but are not limited to, risks associated with the possible failure to satisfy the conditions to the closing or consummation of the Merger risks associated with the potential failure to complete the financing transaction in a timely manner or at all, risks associated with the uncertainty as to the timing of the consummation of the Merger and the ability of each of ARCA and Oruka to consummate the transactions contemplated by the Merger, risks associated with ARCA’s continued listing on Nasdaq until closing of the Merger, the failure or delay in obtaining required approvals from any governmental or quasi-governmental entity necessary to consummate the Merger; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger prior to the closing or consummation of the Merger, risks associated with the possible failure to realize certain anticipated benefits of the Merger, including with respect to future financial and operating results; the effect of the completion of the Merger on the combined company’s business relationships, operating results and business generally; risks associated with the combined company’s ability to manage expenses and unanticipated spending and costs that could reduce the combined company’s cash resources; risks related to the combined company’s ability to correctly estimate its operating expenses and other events; changes in capital resource requirements; risks related to the inability of the combined company to obtain sufficient additional capital to continue to advance its product candidates or its preclinical programs; the outcome of any legal proceedings that may be instituted against the combined company or any of its directors or officers related to the Merger Agreement or the transactions contemplated thereby; the ability of the combined company to obtain, maintain and protect its intellectual property rights, in particular those related to its product candidates; the combined company’s ability to advance the development of its product candidates or preclinical activities under the timelines it anticipates in planned and future clinical trials; the combined company’s ability to replicate in later clinical trials positive results found in preclinical studies and early-stage clinical trials of its product candidates; the combined company’s ability to realize the anticipated benefits of its research and development programs, strategic partnerships, licensing programs or other collaborations; regulatory requirements or developments and the combined company’s ability to obtain necessary approvals from the U.S. Food and Drug Administration or other regulatory authorities; changes to clinical trial designs and regulatory pathways; competitive responses to the Merger and changes in expected or existing competition; unexpected costs, charges or expenses resulting from the Merger; potential adverse reactions or changes to business relationships resulting from the completion of the Merger; legislative, regulatory, political and economic developments; and those risks and uncertainties and other factors more fully described in filings with the Securities and Exchange Commission (“SEC”), including reports filed on Form 10-K, 10-Q and 8-K, in other filings that ARCA makes and will make with the SEC in connection with the proposed Merger, including the Proxy Statement/Prospectus described below under “Important Additional Information About the Proposed Transaction Filed with the SEC,” and in other filings made by ARCA with the SEC from time to time and available at www.sec.gov. These forward-looking statements are based on current expectations, and with regard to the proposed transaction, are based on ARCA’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by ARCA, all of which are subject to change. Such forward-looking statements are made as of the date of this release, and the parties undertake no obligation to update such statements to reflect subsequent events or circumstances, except as otherwise required by securities and other applicable law.

No Offer or Solicitation

This communication is not intended to and do not constitute (i) a solicitation of a proxy, consent or approval with respect to any securities or in respect of the proposed transactions (the “Proposed Transactions”) between ARCA and Oruka or (ii) an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities pursuant to the Proposed Transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or an exemption therefrom. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS COMMUNICATION IS TRUTHFUL OR COMPLETE.

ARCA biopharma Investor & Media Contact:

Jeff Dekker

720.940.2122

ir@arcabio.com

Oruka Therapeutics Investor Relations Contact:

Alan Lada

650.606.7911

Alan.lada@orukatx.com